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                                                                   EXHIBIT 23.10

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this registration statement of Homestore.com, Inc. on Form S-1 of our report dated November 22, 1999, relating to the financial statements of National School Reporting Services, Inc. which appear in such registration statement. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP

Century City, California
January 7, 2000